Exhibit 24(b)5(b)

4321 N. Ballard Road, Appleton, WI 54919-0001 Thrivent.com • 800-847-4836	4321 N. Ballard Road, Appleton, WI 54919-0001 Thrivent.com • 800-847-4836

New Account and Suitability Information

Section 1 - Account Information

Name of primary owner/applicant/custodian/trust/business

Name of trustee/authorized person (if applicable)

Address	City
	State	ZIP code

Date of birth	Marital status ☐ Single ☐ Married ☐ Divorced ☐ Widowed

Number of dependents	Daytime phone
Name of employer

Employment status/occupation:

  ☐ Labor/Trades     ☐ Office/Retail     ☐ Manager/Sales     ☐ Professional     ☐ Retired     ☐ Student

  ☐ Unemployed      ☐ Other -

  ☐ Yes     ☐    No     Do you own a business? Number of employees: Full-time -                  Part-time -

  ☐ Yes     ☐    No     Are you employed by or associated with a securities firm, FINRA, or AMEX?

If yes, name of firm -

Thrivent Investment Management Inc. may be required to send duplicate statements directly to the firm you are associated with.

  ☐ Yes     ☐ No      Are you or an immediate family member a ☐ director,              ☐ 10% or greater shareholder, and/or

                 ☐ policy-making executive officer of a publicly traded company?

If yes, name of company -

Name of joint owner/applicant/custodian/trustee/authorized person

Address	City
	State	ZIP code

Date of birth	Marital Status ☐ Single ☐ Married ☐ Divorced ☐ Widowed

Number of dependents	Daytime phone
Name of employer

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Employment status/occupation:
☐	Labor/Trades	☐	Office/Retail	☐	Manager/Sales	☐	Professional	☐	Retired	☐	Student

☐	Unemployed	☐	Other -

☐	Yes	☐	No	Do you own a business? Number of employees: Full-time -	Part-time -
☐	Yes	☐	No	Are you employed by or associated with a securities firm, FINRA, or AMEX?

If yes, name of firm -

Thrivent Investment Management Inc. may be required to send duplicate statements directly to the firm you are associated with.

☐	Yes	☐	No	Are you or an immediate family member a	☐	director,	☐	10% or greater shareholder, and/or
☐ policy-making executive officer of a publicly traded company?

If yes, name of company -

Section 2 - Risk Tolerance (select one)
☐	Aggressive - Able to accept prolonged negative returns during difficult phases in a market cycle.

☐	Moderately Aggressive - Able to accept negative annual returns during difficult phases in a market cycle.

☐	Moderate - Able to accept only two or three quarters of negative returns during difficult phases in a market cycle.

☐	Moderately Conservative - Able to accept infrequent and very modest losses during difficult phases in a market cycle.

☐	Conservative - To minimize the chance for loss, willing to accept the lower long-term returns provided by conservative investments.
Section 3 - Investment Objective (select one)
I understand that the investment objective selected applies to all of my products with this account registration at Thrivent Investment Management Inc. I further understand that this investment objective replaces any previously selected objectives for products purchased under this registration.

☐	Aggressive Growth - Focus is on generating growth and/or income with a willingness to assume a high level of risk.

☐	Growth - Focus is on generating long-term growth of capital, offset by a low level of income.

☐	Balanced/Conservative Growth - Focus is on generating current income and/or long-term growth.

☐	Preservation of Principal - Focus is on preservation of principal and/or income.
Section 4 - Additional Account Information Aggregated

Net Worth (not including primary residence):
☐	Under $50,000	☐	$50,000 - $99,999	☐	$100,000 - $249,999	☐	$250,000 - $499,999
☐	$500,000 - $999,999	☐	$1,000,000 - $2,999,999	☐	$3,000,000 +
Liquid Net Worth (Assets easily converted to cash. Do not include residence or business.):
☐	Under $20,000	☐	$20,000 - $49,999	☐	$50,000 - $99,999	☐	$100,000 - $249,999
☐	$250,000 - $499,999	☐	$500,000 - $999,999	☐	$1,000,000 - $2,999,999	☐	$3,000,000 +
Annual Income:
☐	Under $20,000	☐	$20,000 - $49,999	☐	$50,000 - $99,999	☐	$100,000 - $159,999
☐	$160,000 - $299,999	☐	$300,000 - $499,999	☐	$500,000 +
Household annual income - $

Source of Income (select all that apply):
☐	Earned income	☐	IRA/SEP/SIMPLE/Roth	☐	Qualified plan	☐	Social Security
☐	Investment	☐	Reverse Mortgage	☐	None ☐ Other -

Federal Tax Bracket:
☐	0 - 10%	☐	11 - 15%	☐	16 - 25%	☐	26 - 28%	☐	29 - 33%	☐	34% +

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Prior Investment Experience:				Approximate Current
	None	< 5 Years	5 + Years	Value of Assets (exclude this purchase):
Bank Savings, CDs, Money Market Funds	☐	☐	☐	$
Stocks	☐	☐	☐	$
Bonds	☐	☐	☐	$
Mutual Funds	☐	☐	☐	$
Variable Annuities	☐	☐	☐	$
Fixed Annuities	☐	☐	☐	$
Life Insurance (Cash Value)	☐	☐	☐	$
Other -	☐	☐	☐	$

☐ Yes ☐ No	Does your current income cover your expected day to day living expenses?

If no, explain:

☐ Yes ☐ No	Do you have cash and/or other liquid assets available to you that may be used in the event of a financial emergency?

What are your needs for liquidity in the next several years?

☐ Yes ☐ No	Do you anticipate any decrease in income or increase in living expenses in the next several years?

If yes, due to (select all that apply):

☐ Health care	☐ Change in pension
☐ Housing	☐ Change in employment status/occupation
☐ Change in Social Security	☐ An income stream that will cease

☐ Other -

When are the changes anticipated and how will they be addressed?

Section 5 - Individual Product Information

Purpose (select all that apply):

☐ Retirement	☐ Death benefit	☐ College funding
☐ Home purchase	☐ Emergency fund	☐ Bequeath assets to heirs
☐ Primary source of income	☐ Supplemental source of income	☐ Estate planning
☐ Survivor’s needs	☐ Tax free income	☐ Other -

Time Horizon:	☐ 0 - 3 years*	☐ 4 - 7 years*	☐ More than 7 years

*Give specific time horizon and explain

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Source of Funding (select all that apply):

☐	Income/Savings/Checking	☐	In-service distribution	☐	Employer sponsored retirement plan
☐	Gift/Inheritance/Death proceeds	☐	Investment	☐	Home equity credit/reverse mortgage
☐	Sale of business or property	☐	Life insurance

Complete for VA, VSO, or VUL only when 100% invested in fixed or money market subaccount
You have selected to invest 100% in the fixed or money market subaccount. Have you considered a fixed product, why or why not?

Section 6 - Prospectus Information - Securities Products Only
☐	I acknowledge that I have received and reviewed a current prospectus.
Section 7 - Disclosure Information
I understand and acknowledge that:

☐	I have received and reviewed the product disclosure guide for this purchase and understand the features, risks, expenses, and costs associated with this product (for immediate and deferred annuities only).

☐	Thrivent Financial and/or its subsidiaries and financial representatives will benefit financially from this sale and that my financial representative, in most cases, will receive commissions and other incentives for serving as my agent for the sale of this product.

☐	There was someone else involved during the sales presentation or decision making process to purchase/elect this product/agreement. Provide relationship of the individual(s) to the purchaser.

☐	Yes	☐	No	Excluding this purchase, have you transferred/exchanged another annuity within the preceding 36 months (60 months in California and Minnesota) with Thrivent Financial or any other company (for immediate and deferred annuities only)?
Provide history (if known) for each transfer/exchange as follows:
Name of the original financial representative(s)/agent(s)
Name of the company the financial representative(s)/agent(s) worked for

Approximate date the transfer/exchange occurred	Approximate amount of the transfer/ exchange	Amount of surrender charge

	$	$
Reason for the transfer/exchange
Other details known
Section 8 - Complete for Tax Qualified Plans and Annuity Products

☐	Yes	☐	No	If you are under the age of 59 1/2, do you understand there may be a 10% federal tax penalty on the taxable portion if a withdrawal is taken or the contract is surrendered?
If no, explain.

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Section 9 - Rationale Supporting Suitability of the Product (select all that apply)

☐ Death benefit options

☐ Ability to create income

☐ Unwillingness to accept market risk

☐ Lower expenses

☐ Optional living benefit not available on existing product

☐ Conservative growth potential tied to an index

☐ Conversion (tax purposes)

☐ Benefits on existing product not needed and unable to be removed

☐ Increased investment options

☐ Higher interest rate (fixed)

☐ Lower fees

☐ Increased diversification

☐ Tax deferral

☐ Other - explain:

Supplemental information:

Section 10 - Additional Disclosure Information

(1)	The owner/applicant must provide new account and suitability information to meet insurance and securities industry rules designed for customer protection. Furthermore, to help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each client. You may also need to show your driver’s license or other identifying documents. This information is confidential and is only for the use of Thrivent Financial for Lutherans (hereinafter “Thrivent Financial”) and its affiliated companies except to the extent necessary to comply with federal law.
(2)	In compliance with regulatory requirements, all initial premium payments received for deferred variable annuities forwarded by Thrivent Investment Management Inc. to Thrivent Financial will be held in a “Special Account for the Exclusive Benefit of Customers” pending principal approval of the suitability of this transaction. In the event suitability is not approved, Thrivent Financial will promptly return the payments received to the applicant.

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Section 11 - Agreements and Signatures

I have read (or have had read to me) the statements and answers made on this form. The signature below applies to all applicable sections and statements on this form.

Signed at state -

Signature of owner/applicant and date signed

X

Signature of owner/applicant and date signed

X

Signature of owner/applicant and date signed

X

Signature of owner/applicant and date signed

X

Signature of owner/applicant and date signed

X

I certify that I have asked all questions and recorded all answers as they were given to me and reviewed these with the owner/applicant.

Signature of representative and date signed

X

Name and code number of representative

Thrivent Investment Management Inc. receives additional compensation from various mutual fund and variable annuity providers. Compensation may be based on sales volume or assets held. This additional compensation is not paid to any financial representatives who sell these products and you will not incur any extra sales charge. For more detail on these practices, including the full list of providers, visit our website at Thrivent.com.

The Securities Investor Protection Corporation (SIPC) provides protection for eligible assets in the event of a broker-dealer insolvency or other financial distress. SIPC does not guarantee investment returns or protect against market losses experienced by clients. For details on how SIPC protects your investment, you may request a SIPC brochure from your financial representative, visit the website at SIPC.org or contact SIPC at 202-371-8300.

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